NEWS RELEASE
October 19, 2017

FOR IMMEDIATE RELEASE
CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706
GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2017

3rd Quarter 2017 Highlights:

•	Net income of $36.5 million for the current quarter, an increase of $5.5 million, or 18 percent, over the prior year third quarter net income of $31.0 million.

•	Current quarter diluted earnings per share of $0.47, an increase of 18 percent from the prior year third quarter diluted earnings per share of $0.40.

•	Loan growth of $164 million, or 10 percent annualized, for the current quarter.

•
Net interest margin of 4.11 percent as a percentage of earning assets, on a tax equivalent basis, an 11 basis point increase over the 4.00 percent net interest margin in the third quarter of the prior year.

•	Declared and paid a special dividend of $0.30 per share. This was the 14th special dividend the Company has declared.

•	Declared and paid a regular quarterly dividend of $0.21 per share. The dividend was the 130th consecutive quarterly dividend.

•
The Company announced the appointment of George R. Sutton as a Director of the Company. Mr. Sutton is an experienced financial services attorney, a past board member of Synchrony Bank and the former Commissioner of the Utah Department of Financial Institutions.

Year-to-Date 2017 Highlights:

•	Net income of $101.4 million for the first nine months of 2017, an increase of $11.3 million, or 13 percent, over the first nine months of 2016 net income of $90.1 million.

•	Diluted earnings per share of $1.31, an increase of 11 percent from the prior year first nine months diluted earnings per share of $1.18.

•	Organic loan growth of $532 million, or 13 percent annualized, for the first nine months of the current year.

•
Net interest margin of 4.09 percent as a percentage of earning assets, on a tax equivalent basis, a 7 basis point increase over the 4.02 percent net interest margin in the first nine months of the prior year.

Financial Highlights

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Operating results
Net income	$36,479	33,687	31,255	30,957	101,421	90,090
Basic earnings per share	$0.47	0.43	0.41	0.40	1.31	1.18
Diluted earnings per share	$0.47	0.43	0.41	0.40	1.31	1.18
Dividends declared per share [1]	$0.51	0.21	0.21	0.20	0.93	0.60
Market value per share
Closing	$37.76	36.61	33.93	28.52	37.76	28.52
High	$37.76	36.72	38.03	29.99	38.03	29.99
Low	$31.50	32.06	32.47	25.49	31.50	22.19
Selected ratios and other data
Number of common stock shares outstanding	78,006,956	78,001,890	76,619,952	76,525,402	78,006,956	76,525,402
Average outstanding shares - basic	78,004,450	77,546,236	76,572,116	76,288,640	77,379,514	76,195,550
Average outstanding shares - diluted	78,065,942	77,592,325	76,633,283	76,350,873	77,442,944	76,247,051
Return on average assets (annualized)	1.46%	1.39%	1.35%	1.34%	1.40%	1.32%
Return on average equity (annualized)	11.87%	11.37%	11.19%	10.80%	11.49%	10.77%
Efficiency ratio	53.44%	52.89%	55.57%	55.84%	53.92%	56.15%
Dividend payout ratio [1]	108.51%	48.84%	51.22%	50.00%	70.99%	50.85%
Loan to deposit ratio	84.43%	81.86%	78.91%	77.53%	84.43%	77.53%
Number of full time equivalent employees	2,250	2,265	2,224	2,207	2,250	2,207
Number of locations	145	145	142	142	145	142
Number of ATMs	200	199	195	200	200	200

_______
[1] Includes a special dividend declared of $0.30 per share for the three and nine months ended September 30, 2017.

KALISPELL, MONTANA, October 19, 2017 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $36.5 million for the current quarter, an increase of $5.5 million, or 18 percent, from the $31.0 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.47 per share, an increase of $0.07, or 18 percent, from the prior year third quarter diluted earnings per share of $0.40. Included in the current quarter was $245 thousand of acquisition-related expenses. “We are very pleased to see the strong results posted by our bank Divisions.  Our dedicated employees, across the Company, turned in a strong quarter with broad based growth,” said Randy Chesler, President and Chief Executive Officer.

Net income for the nine months ended September 30, 2017 was $101.4 million, an increase of $11.3 million, or 13 percent, from the $90.1 million of net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of 2017 was $1.31 per share, an increase of $0.13, or 11 percent, from the diluted earnings per share of $1.18 for the same period in the prior year.

During the second quarter of 2017, the Company announced the signing of a definitive agreement to acquire Columbine Capital Corp., the holding company for Collegiate Peaks Bank, a community bank in Buena Vista, Colorado (collectively, “Collegiate”). As of September 30, 2017, Collegiate had total assets of $536 million, gross loans of $331 million and total deposits of $460 million. The acquisition marks the Company’s 19th acquisition since 2000, its eighth transaction in the past five years, and its fourth transaction in the state of Colorado. The acquisition is subject to required regulatory approvals and other customary conditions of closing and is expected to be completed during the first quarter of 2018.

On April 30, 2017, the Company completed the acquisition of TFB Bancorp, Inc., the holding company for The Foothills Bank, a community bank based in Yuma, Arizona (collectively, “Foothills”). The Company’s results of operations and financial condition include the acquisition of Foothills from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	April 30, 2017
Total assets	$385,839
Investment securities	25,420
Loans receivable	292,529
Non-interest bearing deposits	97,527
Interest bearing deposits	199,233
Federal Home Loan Bank advances	22,800

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Cash and cash equivalents	$220,210	237,590	152,541	251,413	(17,380)	67,669	(31,203)
Investment securities, available-for-sale	1,886,517	2,142,472	2,425,477	2,292,079	(255,955)	(538,960)	(405,562)
Investment securities, held-to-maturity	655,128	659,347	675,674	679,707	(4,219)	(20,546)	(24,579)
Total investment securities	2,541,645	2,801,819	3,101,151	2,971,786	(260,174)	(559,506)	(430,141)
Loans receivable
Residential real estate	734,242	712,726	674,347	696,817	21,516	59,895	37,425
Commercial real estate	3,503,976	3,393,753	2,990,141	2,919,415	110,223	513,835	584,561
Other commercial	1,575,514	1,549,067	1,342,250	1,303,241	26,447	233,264	272,273
Home equity	452,291	445,245	434,774	435,935	7,046	17,517	16,356
Other consumer	243,410	244,971	242,951	240,554	(1,561)	459	2,856
Loans receivable	6,509,433	6,345,762	5,684,463	5,595,962	163,671	824,970	913,471
Allowance for loan and lease losses	(129,576)	(129,877)	(129,572)	(132,534)	301	(4)	2,958
Loans receivable, net	6,379,857	6,215,885	5,554,891	5,463,428	163,972	824,966	916,429
Other assets	656,890	644,200	642,017	630,248	12,690	14,873	26,642
Total assets	$9,798,602	9,899,494	9,450,600	9,316,875	(100,892)	348,002	481,727

The Company is managing its asset size to stay below $10 billion through the remainder of the current year to delay the impact of the Durbin Amendment for one additional year. The Company is accomplishing this strategy by redeploying investment cash flow selectively and selling securities into the higher yielding loan portfolio. The Durbin Amendment, which was passed as part of Dodd-Frank, establishes limits on the amount of interchange fees that can be charged to merchants for debit card processing and will reduce the Company’s service charges fee income in the future.

Total investment securities of $2.542 billion at September 30, 2017 decreased $260 million, or 9 percent, during the current quarter and decreased $430 million, or 14 percent, from the prior year third quarter. Investment securities represented 26 percent of total assets at September 30, 2017 compared to 33 percent of total assets at December 31, 2016 and 32 percent of total assets at September 30, 2016.

The Company experienced another strong quarter for loan growth with an increase of $164 million, or 10 percent annualized, during the current quarter. The loan category with the largest increase was commercial real estate loans which increased $110 million, or 3 percent. Excluding the Foothills acquisition, the loan portfolio increased $621 million, or 11 percent, since September 30, 2016 with the primary increases coming from growth in commercial real estate and other commercial loans of $354 million and $244 million, respectively.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Allowance for loan and lease losses
Balance at beginning of period	$129,572	129,572	129,697	129,697
Provision for loan losses	7,938	4,611	2,333	1,194
Charge-offs	(14,801)	(8,818)	(11,496)	(5,332)
Recoveries	6,867	4,512	9,038	6,975
Balance at end of period	$129,576	129,877	129,572	132,534
Other real estate owned	$14,359	18,500	20,954	22,662
Accruing loans 90 days or more past due	3,944	3,198	1,099	3,299
Non-accrual loans	46,770	47,183	49,332	52,280
Total non-performing assets	$65,073	68,881	71,385	78,241
Non-performing assets as a percentage of subsidiary assets	0.67%	0.70%	0.76%	0.84%
Allowance for loan and lease losses as a percentage of non-performing loans	256%	258%	257%	238%
Allowance for loan and lease losses as a percentage of total loans	1.99%	2.05%	2.28%	2.37%
Net charge-offs (recoveries) as a percentage of total loans	0.12%	0.07%	0.04%	(0.03)%
Accruing loans 30-89 days past due	$29,115	31,124	25,617	27,384
Accruing troubled debt restructurings	$31,093	31,742	52,077	52,578
Non-accrual troubled debt restructurings	$22,134	25,418	21,693	23,427
U.S. government guarantees included in non-performing assets	$1,913	1,158	1,746	1,487

Non-performing assets at September 30, 2017 were $65.1 million, a decrease of $3.8 million, or 6 percent, from the prior quarter and a decrease of $13.2 million, or 17 percent, from a year ago. Non-performing assets as a percentage of subsidiary assets at September 30, 2017 was 0.67 percent which was a decrease of 17 basis points from the prior year third quarter of 0.84 percent. Early stage delinquencies (accruing loans 30-89 days past due) of $29.1 million at September 30, 2017 decreased $2.0 million from the prior quarter and increased $1.7 million from the prior year third quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at September 30, 2017 was 1.99 percent, a decrease of 29 basis points from 2.28 percent at December 31, 2016 which was driven by loan growth, stabilizing credit quality, and no allowance carried over from the Foothills acquisition as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2017	$3,327	$3,628	1.99%	0.45%	0.67%
Second quarter 2017	3,013	2,362	2.05%	0.49%	0.70%
First quarter 2017	1,598	1,944	2.20%	0.67%	0.75%
Fourth quarter 2016	1,139	4,101	2.28%	0.45%	0.76%
Third quarter 2016	626	478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%

Net charge-offs for the current quarter were $3.6 million compared to $2.4 million for the prior quarter and $478 thousand from the same quarter last year. There was $3.3 million of current quarter provision for loan losses, compared to $3.0 million in the prior quarter and $626 thousand in the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Deposits
Non-interest bearing deposits	$2,355,983	2,234,058	2,041,852	2,098,747	121,925	314,131	257,236
NOW and DDA accounts	1,733,353	1,717,351	1,588,550	1,514,330	16,002	144,803	219,023
Savings accounts	1,081,056	1,059,717	996,061	938,547	21,339	84,995	142,509
Money market deposit accounts	1,564,738	1,608,994	1,464,415	1,442,602	(44,256)	100,323	122,136
Certificate accounts	846,005	886,504	948,714	975,521	(40,499)	(102,709)	(129,516)
Core deposits, total	7,581,135	7,506,624	7,039,592	6,969,747	74,511	541,543	611,388
Wholesale deposits	186,019	291,339	332,687	339,572	(105,320)	(146,668)	(153,553)
Deposits, total	7,767,154	7,797,963	7,372,279	7,309,319	(30,809)	394,875	457,835
Repurchase agreements	453,596	451,050	473,650	401,243	2,546	(20,054)	52,353
Federal Home Loan Bank advances	153,685	211,505	251,749	211,833	(57,820)	(98,064)	(58,148)
Other borrowed funds	8,243	5,817	4,440	5,956	2,426	3,803	2,287
Subordinated debentures	126,099	126,063	125,991	125,956	36	108	143
Other liabilities	83,624	97,139	105,622	114,789	(13,515)	(21,998)	(31,165)
Total liabilities	$8,592,401	8,689,537	8,333,731	8,169,096	(97,136)	258,670	423,305

Core deposits increased $74.5 million, or 1 percent, from the prior quarter, with the largest increase in non-interest bearing deposits which increased $121.9 million, or 5 percent. As part of the strategy to stay below $10 billion, the Company reduced the amount of wholesale deposits during the current quarter which decreased $105 million, or 36 percent, over the prior quarter. Excluding the Foothills acquisition, core deposits increased $315 million, or 5 percent, from September 30, 2016.

Securities sold under agreements to repurchase (“repurchase agreements”) of $454 million at September 30, 2017 increased $2.5 million, or 1 percent, from the prior quarter and increased $52.4 million, or 13 percent, from the prior year third quarter. Federal Home Loan Bank (“FHLB”) advances of $154 million at September 30, 2017 decreased $57.8 million from the prior quarter as a result of the Company prepaying $50 million of higher cost advances.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Common equity	$1,201,534	1,204,258	1,124,251	1,130,941	(2,724)	77,283	70,593
Accumulated other comprehensive income (loss)	4,667	5,699	(7,382)	16,838	(1,032)	12,049	(12,171)
Total stockholders’ equity	1,206,201	1,209,957	1,116,869	1,147,779	(3,756)	89,332	58,422
Goodwill and core deposit intangible, net	(192,609)	(193,249)	(159,400)	(160,008)	640	(33,209)	(32,601)
Tangible stockholders’ equity	$1,013,592	1,016,708	957,469	987,771	(3,116)	56,123	25,821

Stockholders’ equity to total assets	12.31%	12.22%	11.82%	12.32%
Tangible stockholders’ equity to total tangible assets	10.55%	10.47%	10.31%	10.79%
Book value per common share	$15.46	15.51	14.59	15.00	(0.05)	0.87	0.46
Tangible book value per common share	$12.99	13.03	12.51	12.91	(0.04)	0.48	0.08

Tangible stockholders’ equity of $1.014 billion at September 30, 2017 was stable compared to the prior quarter which was the result of the Company declaring a special and regular quarterly dividend which offset the current quarter net income. Tangible stockholders’ equity increased $25.8 million, or 3 percent, from a year ago, the result of earnings retention and $46.7 million of Company stock issued in connection with the Foothills acquisition; such increases more than offset the increase in goodwill and core deposit intangibles and the decrease in accumulated other comprehensive income. Tangible book value per common share at quarter end decreased $0.04 per share from the prior quarter and increased $0.08 per share from a year ago.

Cash Dividend
On September 11, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share and a special cash dividend of $0.30 per share. The quarterly dividend was payable September 28, 2017 to shareholders of record on September 21, 2017. The special dividend was payable September 29, 2017 to shareholders of record on September 22, 2017. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2017
Compared to June 30, 2017, March 31, 2017 and September 30, 2016

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Sep 30, 2016	Jun 30, 2017	Mar 31, 2017	Sep 30, 2016
Net interest income
Interest income	$96,464	94,032	87,628	85,944	2,432	8,836	10,520
Interest expense	7,652	7,774	7,366	7,318	(122)	286	334
Total net interest income	88,812	86,258	80,262	78,626	2,554	8,550	10,186
Non-interest income
Service charges and other fees	17,307	17,495	15,633	16,307	(188)	1,674	1,000
Miscellaneous loan fees and charges	1,211	1,092	980	1,195	119	231	16
Gain on sale of loans	9,141	7,532	6,358	9,592	1,609	2,783	(451)
Gain (loss) on sale of investments	77	(522)	(100)	(594)	599	177	671
Other income	3,449	2,059	2,818	1,793	1,390	631	1,656
Total non-interest income	31,185	27,656	25,689	28,293	3,529	5,496	2,892
	$119,997	113,914	105,951	106,919	6,083	14,046	13,078
Net interest margin (tax-equivalent)	4.11%	4.12%	4.03%	4.00%

Net Interest Income
In the current quarter, interest income of $96.5 million increased $2.4 million, or 3 percent, from the prior quarter and increased $10.5 million, or 12 percent, over the prior year third quarter with both increases attributable to the increase in interest from commercial loans. Interest income on commercial loans increased $3.7 million, or 7 percent, from the prior quarter and increased $12.2 million, or 26 percent, from the prior year third quarter. As a result of the shrinking investment portfolio, interest income from investments decreased $1.4 million from the prior quarter and $1.8 million from the prior year third quarter.

The current quarter interest expense of $7.7 million decreased $122 thousand, or 2 percent, from the prior quarter and increased $334 thousand, or 5 percent, from the prior year third quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 35 basis points compared to 37 basis points for the prior quarter and 37 basis points for the prior year third quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.11 percent compared to 4.12 percent in the prior quarter. The 1 basis points decrease in the net interest margin was the result of a 3 basis points reduction on the earning asset yield which was partially offset by a 2 basis point reduction in cost of funds. The decrease in earning asset yield was primarily driven by the decrease in higher yielding securities and the decrease in cost of funds was driven by an increase in non-interest bearing deposits and a decrease in borrowings. The current quarter net interest margin increased 11 basis points over the prior year third quarter net interest margin of 4.00 percent, due to the remix of earning assets to higher yielding loans. “The Bank divisions have remained focused each quarter on increasing the number of checking accounts along with higher core deposit balances,” said Ron Copher, Chief Financial Officer.  “Commercial loan growth at higher yields combined with increased non-interest bearing deposits helped to improve the net interest income and net interest margin in the current year.”

Non-interest Income
Non-interest income for the current quarter totaled $31.2 million, an increase of $3.5 million, or 13 percent, from the prior quarter and an increase of $2.9 million, or 10 percent, over the same quarter last year. Service charges and other fees of $17.3 million, decreased by $188 thousand, or 1 percent, from the prior quarter primarily from seasonal activity and increased $1.0 million, or 6 percent, from the prior year third quarter which was driven by the increased number of accounts. Gain on sale of loans for the current quarter increased $1.6 million, or 21 percent, from the prior quarter and decreased $451 thousand, or 5 percent, from the prior year third quarter. Other income of $3.4 million, increased $1.4 million, or 68 percent, over the prior quarter and increased $1.7 million, or 92 percent over the prior year third quarter principally due to the increase in gain on sale of other real estate owned (“OREO”). Gain on sale of OREO during the third quarter of 2017 was $1.5 million compared to $369 thousand in the prior quarter and $134 thousand in the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Sep 30, 2016	Jun 30, 2017	Mar 31, 2017	Sep 30, 2016
Compensation and employee benefits	$41,297	39,498	39,246	38,370	1,799	2,051	2,927
Occupancy and equipment	6,500	6,560	6,646	6,168	(60)	(146)	332
Advertising and promotions	2,239	2,169	1,973	2,098	70	266	141
Data processing	3,647	3,409	3,124	3,982	238	523	(335)
Other real estate owned	817	442	273	215	375	544	602
Regulatory assessments and insurance	1,214	1,087	1,061	1,158	127	153	56
Core deposit intangibles amortization	640	639	601	777	1	39	(137)
Other expenses	12,198	11,505	10,420	12,412	693	1,778	(214)
Total non-interest expense	$68,552	65,309	63,344	65,180	3,243	5,208	3,372

During 2016, the Company consolidated its Bank divisions’ individual core database systems into a single core database and re-issued debit cards with chip technology (the Core Consolidation Project or “CCP”). Expenses related to CCP were $1.4 million during the third quarter of 2016. Excluding CCP expenses, non-interest expense for the current quarter increased $4.8 million, or 7 percent, over the prior year third quarter.

Compensation and employee benefits for the current quarter increased $1.8 million, or 5 percent, from the prior quarter as a result of increased cost of benefits, the Foothills acquisition, and a reduction in deferred compensation from loan production. Compensation and employee benefits increased by $2.9 million, or 8 percent, from the prior year third quarter due to salary increases and the increased number of employees from acquisitions. Data processing expense increased $238 thousand, or 7 percent, from the prior quarter. Data processing expense decreased $335, or 8 percent, from the prior year third quarter as a result of decreased costs associated with CCP. Other expenses increased $693 thousand, or 6 percent from the prior quarter with changes in several categories. Other expense decreased $214 thousand, or 2 percent, from the prior year third quarter as a result of decreased costs associated with CCP.

Efficiency Ratio
The current quarter efficiency ratio was 53.44 percent, a 55 basis points increase from the prior quarter efficiency ratio of 52.89 percent which was the result of an increase in operating expenses that outpaced the increase in net interest income and non-interest income. The current quarter efficiency ratio decreased 240 basis points from the prior year third quarter ratio of 55.84 percent and was attributable to the increase in net interest income primarily due to higher interest income on commercial loans.

Operating Results for Nine Months ended September 30, 2017
Compared to September 30, 2016

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2017	Sep 30, 2016	$ Change	% Change
Net interest income
Interest income	$278,124	$256,394	$21,730	8%
Interest expense	22,792	22,417	375	2%
Total net interest income	255,332	233,977	21,355	9%
Non-interest income
Service charges and other fees	50,435	46,760	3,675	8%
Miscellaneous loan fees and charges	3,283	3,379	(96)	(3)%
Gain on sale of loans	23,031	23,841	(810)	(3)%
Loss on sale of investments	(545)	(706)	161	(23)%
Other income	8,326	6,030	2,296	38%
Total non-interest income	84,530	79,304	5,226	7%
	$339,862	$313,281	$26,581	8%
Net interest margin (tax-equivalent)	4.09%	4.02%

Net Interest Income
Interest income for the first nine months of the current year increased $21.7 million, or 8 percent, from the prior year first nine months and was principally due to a $26.8 million increase in income from commercial loans which more than offset the decrease of $5.4 million in interest income on investments.

Interest expense of $22.8 million for the first nine months of the current year increased $375 thousand over the the same period in the prior year. The total funding cost (including non-interest bearing deposits) for the first nine months of 2017 was 36 basis points compared to 38 basis points for the first nine months of 2016.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2017 was 4.09 percent, a 7 basis point increase from the net interest margin of 4.02 percent for the first nine months of 2016. The increase in the margin was primarily attributable to a shift in earning assets to higher yielding loans combined with a continued increase in low cost deposits.

Non-interest Income
Non-interest income of $84.5 million for the first nine months of 2017 increased $5.2 million, or 7 percent, over the same period last year. Service charges and other fees of $50.4 million for the first nine months of 2017 increased $3.7 million, or 8 percent, from the same period last year as a result of an increased number of deposit accounts. The gain on sale of loans of $23.0 million for the first nine months of 2017 decreased $810 thousand, or 3 percent, from the same period last year which was due to a lower volume of refinanced mortgages. Other income of $8.3 million for the first nine months of 2017 increased $2.3 thousand, or 38 percent, over the same period last year and was the result of an increase on gain on sale of OREO.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2017	Sep 30, 2016	$ Change	% Change
Compensation and employee benefits	$120,041	$112,871	$7,170	6%
Occupancy and equipment	19,706	19,287	419	2%
Advertising and promotions	6,381	6,308	73	1%
Data processing	10,180	10,982	(802)	(7)%
Other real estate owned	1,532	819	713	87%
Regulatory assessments and insurance	3,362	3,732	(370)	(10)%
Core deposit intangibles amortization	1,880	2,362	(482)	(20)%
Other expenses	34,123	35,636	(1,513)	(4)%
Total non-interest expense	$197,205	$191,997	$5,208	3%

Expenses related to CCP were $3.6 million during the first nine months of 2016. Excluding CCP expenses, non-interest expense for the current year increased $8.8 million, or 5 percent, over the prior year. Compensation and employee benefits for the first nine months of 2017 increased $7.2 million, or 6 percent, from the same period last year due to salary increases, vesting of restricted stock awards, and the increased number of employees from the acquired banks. Data processing expense decreased $802 thousand, or 7 percent, from the prior year first nine months as a result of decreased costs associated with CCP. Current year other expenses of $34.1 million decreased $1.5 million, or 4 percent, from the prior year and was principally driven by decreased costs associated with CCP.

Provision for Loan Losses
The provision for loan losses was $7.9 million for the first nine months of 2017, an increase of $6.7 million from the same period in the prior year. Net charge-offs during the first nine months of 2017 were $7.9 million compared to net recoveries of $1.6 million from the first nine months of 2016.

Efficiency Ratio
The efficiency ratio of 53.92 percent for the first nine months of 2017 decreased 223 basis points from the prior year efficiency ratio of 56.15 percent for the first nine months of 2016 which resulted from the increase in net interest income largely due to higher interest income on commercial loans.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain (and maintain) customers;

•	competition among financial institutions in the Company's markets may increase significantly;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•	the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;

•	natural disasters, including fires, floods, earthquakes, and other unexpected events;

•	the Company’s success in managing risks involved in the foregoing; and

•	the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 20, 2017. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 85315870. To participate on the webcast, log on to: https://edge.media-server.com/m6/p/8udautgt. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 85315870 by November 3, 2017.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene, with operations in Idaho, Utah and Washington; 1st Bank, Evanston, operating in Wyoming and Utah; Citizens Community Bank, Pocatello, operating in Idaho; Bank of the San Juans, Durango, operating in Colorado; First Bank of Wyoming, Powell, and First State Bank, Wheatland, both operating in Wyoming; North Cascades Bank, Chelan, with operations in Washington; and The Foothills Bank, Yuma, with operations in Arizona.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
Assets
Cash on hand and in banks	$136,822	163,913	135,268	129,727
Federal funds sold	210	—	—	225
Interest bearing cash deposits	83,178	73,677	17,273	121,461
Cash and cash equivalents	220,210	237,590	152,541	251,413
Investment securities, available-for-sale	1,886,517	2,142,472	2,425,477	2,292,079
Investment securities, held-to-maturity	655,128	659,347	675,674	679,707
Total investment securities	2,541,645	2,801,819	3,101,151	2,971,786
Loans held for sale	48,709	37,726	72,927	71,069
Loans receivable	6,509,433	6,345,762	5,684,463	5,595,962
Allowance for loan and lease losses	(129,576)	(129,877)	(129,572)	(132,534)
Loans receivable, net	6,379,857	6,215,885	5,554,891	5,463,428
Premises and equipment, net	178,672	179,823	176,198	178,638
Other real estate owned	14,359	18,500	20,954	22,662
Accrued interest receivable	50,492	46,921	45,832	50,138
Deferred tax asset	58,916	59,186	67,121	51,757
Core deposit intangible, net	14,798	15,438	12,347	12,955
Goodwill	177,811	177,811	147,053	147,053
Non-marketable equity securities	21,890	23,995	25,550	20,103
Other assets	91,243	84,800	74,035	75,873
Total assets	$9,798,602	9,899,494	9,450,600	9,316,875
Liabilities
Non-interest bearing deposits	$2,355,983	2,234,058	2,041,852	2,098,747
Interest bearing deposits	5,411,171	5,563,905	5,330,427	5,210,572
Securities sold under agreements to repurchase	453,596	451,050	473,650	401,243
FHLB advances	153,685	211,505	251,749	211,833
Other borrowed funds	8,243	5,817	4,440	5,956
Subordinated debentures	126,099	126,063	125,991	125,956
Accrued interest payable	3,154	3,535	3,584	3,439
Other liabilities	80,470	93,604	102,038	111,350
Total liabilities	8,592,401	8,689,537	8,333,731	8,169,096
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	780	780	765	765
Paid-in capital	797,381	796,707	749,107	748,463
Retained earnings - substantially restricted	403,373	406,771	374,379	381,713
Accumulated other comprehensive income (loss)	4,667	5,699	(7,382)	16,838
Total stockholders’ equity	1,206,201	1,209,957	1,116,869	1,147,779
Total liabilities and stockholders’ equity	$9,798,602	9,899,494	9,450,600	9,316,875

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest Income
Investment securities	$19,987	21,379	21,827	63,305	68,747
Residential real estate loans	8,326	8,350	8,538	24,594	24,947
Commercial loans	59,875	56,182	47,694	166,027	139,199
Consumer and other loans	8,276	8,121	7,885	24,198	23,501
Total interest income	96,464	94,032	85,944	278,124	256,394
Interest Expense
Deposits	4,564	4,501	4,550	13,505	13,905
Securities sold under agreements to repurchase	537	443	289	1,362	882
Federal Home Loan Bank advances	1,398	1,734	1,527	4,642	4,844
Federal funds purchased and other borrowed funds	21	19	17	55	49
Subordinated debentures	1,132	1,077	935	3,228	2,737
Total interest expense	7,652	7,774	7,318	22,792	22,417
Net Interest Income	88,812	86,258	78,626	255,332	233,977
Provision for loan losses	3,327	3,013	626	7,938	1,194
Net interest income after provision for loan losses	85,485	83,245	78,000	247,394	232,783
Non-Interest Income
Service charges and other fees	17,307	17,495	16,307	50,435	46,760
Miscellaneous loan fees and charges	1,211	1,092	1,195	3,283	3,379
Gain on sale of loans	9,141	7,532	9,592	23,031	23,841
Gain (loss) on sale of investments	77	(522)	(594)	(545)	(706)
Other income	3,449	2,059	1,793	8,326	6,030
Total non-interest income	31,185	27,656	28,293	84,530	79,304
Non-Interest Expense
Compensation and employee benefits	41,297	39,498	38,370	120,041	112,871
Occupancy and equipment	6,500	6,560	6,168	19,706	19,287
Advertising and promotions	2,239	2,169	2,098	6,381	6,308
Data processing	3,647	3,409	3,982	10,180	10,982
Other real estate owned	817	442	215	1,532	819
Regulatory assessments and insurance	1,214	1,087	1,158	3,362	3,732
Core deposit intangibles amortization	640	639	777	1,880	2,362
Other expenses	12,198	11,505	12,412	34,123	35,636
Total non-interest expense	68,552	65,309	65,180	197,205	191,997
Income Before Income Taxes	48,118	45,592	41,113	134,719	120,090
Federal and state income tax expense	11,639	11,905	10,156	33,298	30,000
Net Income	$36,479	33,687	30,957	101,421	90,090

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2017			September 30, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$771,342	$8,326	4.32%	$752,723	$8,538	4.54%
Commercial loans [1]	4,968,989	61,560	4.92%	4,092,627	48,817	4.75%
Consumer and other loans	688,294	8,276	4.77%	678,415	7,885	4.62%
Total loans [2]	6,428,625	78,162	4.82%	5,523,765	65,240	4.70%
Tax-exempt investment securities [3]	1,106,288	15,678	5.67%	1,311,616	18,764	5.72%
Taxable investment securities [4]	1,757,102	9,961	2.27%	1,774,209	9,813	2.21%
Total earning assets	9,292,015	103,801	4.43%	8,609,590	93,817	4.33%
Goodwill and intangibles	192,937			155,347
Non-earning assets	411,248			398,463
Total assets	$9,896,200			$9,163,400
Liabilities
Non-interest bearing deposits	$2,274,387	$—	—%	$1,973,648	$—	—%
NOW and DDA accounts	1,720,374	465	0.11%	1,501,944	244	0.06%
Savings accounts	1,071,674	160	0.06%	934,911	119	0.05%
Money market deposit accounts	1,596,170	624	0.16%	1,425,655	543	0.15%
Certificate accounts	866,094	1,275	0.58%	986,411	1,482	0.60%
Wholesale deposits [5]	297,768	2,040	2.72%	345,287	2,162	2.49%
FHLB advances	197,458	1,398	2.77%	259,216	1,527	2.30%
Repurchase agreements and other borrowed funds	562,169	1,690	1.19%	502,391	1,241	0.98%
Total funding liabilities	8,586,094	7,652	0.35%	7,929,463	7,318	0.37%
Other liabilities	89,898			93,250
Total liabilities	8,675,992			8,022,713
Stockholders’ Equity
Common stock	780			762
Paid-in capital	797,011			741,072
Retained earnings	418,034			381,197
Accumulated other comprehensive income	4,383			17,656
Total stockholders’ equity	1,220,208			1,140,687
Total liabilities and stockholders’ equity	$9,896,200			$9,163,400
Net interest income (tax-equivalent)		$96,149			$86,499
Net interest spread (tax-equivalent)			4.08%			3.96%
Net interest margin (tax-equivalent)			4.11%			4.00%
__________

[1]	Includes tax effect of $1.7 million and $1.1 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $5.3 million and $6.4 million on tax-exempt investment securities income for the three months ended September 30, 2017 and 2016, respectively.

[4]	Includes tax effect of $304 thousand and $352 thousand on federal income tax credits for the three months ended September 30, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2017			September 30, 2016
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$739,921	$24,594	4.43%	$736,866	$24,947	4.51%
Commercial loans [1]	4,692,565	170,604	4.86%	3,915,503	142,108	4.85%
Consumer and other loans	680,368	24,198	4.76%	666,200	23,501	4.71%
Total loans [2]	6,112,854	219,396	4.80%	5,318,569	190,556	4.79%
Tax-exempt investment securities [3]	1,183,954	50,593	5.70%	1,337,511	57,420	5.72%
Taxable investment securities [4]	1,802,842	30,952	2.29%	1,895,871	31,961	2.25%
Total earning assets	9,099,650	300,941	4.42%	8,551,951	279,937	4.37%
Goodwill and intangibles	175,752			154,708
Non-earning assets	391,519			393,290
Total assets	$9,666,921			$9,099,949
Liabilities
Non-interest bearing deposits	$2,122,385	$—	—%	$1,897,176	$—	—%
NOW and DDA accounts	1,640,712	994	0.08%	1,487,413	808	0.07%
Savings accounts	1,045,065	460	0.06%	900,141	331	0.05%
Money market deposit accounts	1,546,181	1,797	0.16%	1,410,257	1,635	0.15%
Certificate accounts	908,359	3,911	0.58%	1,030,283	4,605	0.60%
Wholesale deposits [5]	314,385	6,343	2.70%	335,628	6,526	2.60%
FHLB advances	269,377	4,642	2.27%	319,808	4,844	1.99%
Repurchase agreements and other borrowed funds	558,943	4,645	1.11%	507,514	3,668	0.97%
Total funding liabilities	8,405,407	22,792	0.36%	7,888,220	22,417	0.38%
Other liabilities	80,841			94,718
Total liabilities	8,486,248			7,982,938
Stockholders’ Equity
Common stock	774			762
Paid-in capital	775,761			738,126
Retained earnings	404,638			366,094
Accumulated other comprehensive (loss) income	(500)			12,029
Total stockholders’ equity	1,180,673			1,117,011
Total liabilities and stockholders’ equity	$9,666,921			$9,099,949
Net interest income (tax-equivalent)		$278,149			$257,520
Net interest spread (tax-equivalent)			4.06%			3.99%
Net interest margin (tax-equivalent)			4.09%			4.02%
__________

[1]	Includes tax effect of $4.6 million and $2.9 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2017 and 2016, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $17.3 million and $19.6 million on tax-exempt investment securities income for the nine months ended September 30, 2017 and 2016, respectively.

[4]	Includes tax effect of $981 thousand and $1.1 million on federal income tax credits for the nine months ended September 30, 2017 and 2016, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Custom and owner occupied construction	$106,615	$103,816	$86,233	$82,935	3%	24%	29%
Pre-sold and spec construction	82,023	76,553	66,184	66,812	7%	24%	23%
Total residential construction	188,638	180,369	152,417	149,747	5%	24%	26%
Land development	83,414	80,044	75,078	68,597	4%	11%	22%
Consumer land or lots	99,866	107,124	97,449	96,798	(7)%	2%	3%
Unimproved land	64,610	67,935	69,157	69,880	(5)%	(7)%	(8)%
Developed lots for operative builders	12,830	12,337	13,254	13,256	4%	(3)%	(3)%
Commercial lots	25,984	25,675	30,523	27,512	1%	(15)%	(6)%
Other construction	367,060	307,547	257,769	246,753	19%	42%	49%
Total land, lot, and other construction	653,764	600,662	543,230	522,796	9%	20%	25%
Owner occupied	1,109,796	1,091,119	977,932	963,063	2%	13%	15%
Non-owner occupied	1,180,976	1,148,831	929,729	890,981	3%	27%	33%
Total commercial real estate	2,290,772	2,239,950	1,907,661	1,854,044	2%	20%	24%
Commercial and industrial	766,970	769,105	686,870	697,598	—%	12%	10%
Agriculture	468,168	457,286	407,208	425,645	2%	15%	10%
1st lien	873,061	849,601	877,893	883,034	3%	(1)%	(1)%
Junior lien	53,337	53,316	58,564	61,788	—%	(9)%	(14)%
Total 1-4 family	926,398	902,917	936,457	944,822	3%	(1)%	(2)%
Multifamily residential	185,891	172,523	184,068	204,395	8%	1%	(9)%
Home equity lines of credit	429,483	419,940	402,614	399,446	2%	7%	8%
Other consumer	153,363	155,098	155,193	154,547	(1)%	(1)%	(1)%
Total consumer	582,846	575,038	557,807	553,993	1%	4%	5%
Other	494,695	485,638	381,672	313,991	2%	30%	58%
Total loans receivable, including loans held for sale	6,558,142	6,383,488	5,757,390	5,667,031	3%	14%	16%
Less loans held for sale [1]	(48,709)	(37,726)	(72,927)	(71,069)	29%	(33)%	(31)%
Total loans receivable	$6,509,433	$6,345,762	$5,684,463	$5,595,962	3%	15%	16%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2017	Sep 30, 2017
Custom and owner occupied construction	$177	177	—	375	—	177	—
Pre-sold and spec construction	267	272	226	250	267	—	—
Total residential construction	444	449	226	625	267	177	—
Land development	8,116	8,428	9,864	11,717	1,118	—	6,998
Consumer land or lots	2,451	1,868	2,137	2,196	1,517	44	890
Unimproved land	10,320	11,933	11,905	12,068	8,086	—	2,234
Developed lots for operative builders	116	116	175	175	—	—	116
Commercial lots	1,374	1,559	1,466	2,165	258	—	1,116
Other construction	151	151	—	—	—	—	151
Total land, lot and other construction	22,528	24,055	25,547	28,321	10,979	44	11,505
Owner occupied	14,207	17,757	18,749	19,970	12,435	400	1,372
Non-owner occupied	4,251	2,791	3,426	4,005	3,863	—	388
Total commercial real estate	18,458	20,548	22,175	23,975	16,298	400	1,760
Commercial and industrial	5,190	4,753	5,184	5,175	5,033	111	46
Agriculture	3,998	2,877	1,615	2,329	3,352	646	—
1st lien	7,688	9,057	9,186	9,333	6,868	523	297
Junior lien	591	727	1,167	1,335	448	94	49
Total 1-4 family	8,279	9,784	10,353	10,668	7,316	617	346
Multifamily residential	—	—	400	432	—	—	—
Home equity lines of credit	4,151	5,864	5,494	4,734	3,381	130	640
Other consumer	225	551	391	182	144	19	62
Total consumer	4,376	6,415	5,885	4,916	3,525	149	702
Other	1,800	—	—	1,800	—	1,800	—
Total	$65,073	68,881	71,385	78,241	46,770	3,944	14,359

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Custom and owner occupied construction	$415	$493	$1,836	$65	(16)%	(77)%	538%
Pre-sold and spec construction	451	155	—	—	191%	n/m	n/m
Total residential construction	866	648	1,836	65	34%	(53)%	1,232%
Land development	5	—	154	—	n/m	(97)%	n/m
Consumer land or lots	615	808	638	130	(24)%	(4)%	373%
Unimproved land	621	1,115	1,442	857	(44)%	(57)%	(28)%
Commercial lots	15	—	—	—	n/m	n/m	n/m
Other construction	—	—	—	7,125	n/m	n/m	(100)%
Total land, lot and other construction	1,256	1,923	2,234	8,112	(35)%	(44)%	(85)%
Owner occupied	4,450	5,038	2,307	586	(12)%	93%	659%
Non-owner occupied	5,502	6,533	1,689	5,830	(16)%	226%	(6)%
Total commercial real estate	9,952	11,571	3,996	6,416	(14)%	149%	55%
Commercial and industrial	5,784	5,825	3,032	4,038	(1)%	91%	43%
Agriculture	780	1,067	1,133	989	(27)%	(31)%	(21)%
1st lien	2,973	2,859	7,777	3,439	4%	(62)%	(14)%
Junior lien	3,463	815	1,016	977	325%	241%	254%
Total 1-4 family	6,436	3,674	8,793	4,416	75%	(27)%	46%
Multifamily Residential	237	2,011	10	—	(88)%	2,270%	n/m
Home equity lines of credit	2,065	2,819	1,537	2,383	(27)%	34%	(13)%
Other consumer	1,735	1,572	1,180	943	10%	47%	84%
Total consumer	3,800	4,391	2,717	3,326	(13)%	40%	14%
Other	4	14	1,866	22	(71)%	(100)%	(82)%
Total	$29,115	$31,124	$25,617	$27,384	(6)%	14%	6%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2017
Custom and owner occupied construction	$58	—	(1)	—	62	4
Pre-sold and spec construction	(19)	(15)	786	(39)	—	19
Total residential construction	39	(15)	785	(39)	62	23
Land development	(67)	(46)	(2,661)	(2,372)	—	67
Consumer land or lots	(150)	(107)	(688)	(487)	6	156
Unimproved land	(177)	(110)	(184)	(114)	—	177
Developed lots for operative builders	(16)	(10)	(27)	(23)	—	16
Commercial lots	(4)	(3)	27	29	—	4
Other construction	390	390	—	—	390	—
Total land, lot and other construction	(24)	114	(3,533)	(2,967)	396	420
Owner occupied	3,416	853	1,196	(354)	4,036	620
Non-owner occupied	214	(2)	44	9	217	3
Total commercial real estate	3,630	851	1,240	(345)	4,253	623
Commercial and industrial	429	494	(370)	(643)	875	446
Agriculture	(11)	14	50	(29)	17	28
1st lien	(201)	(32)	487	132	100	301
Junior lien	746	746	60	(15)	812	66
Total 1-4 family	545	714	547	117	912	367
Multifamily residential	(229)	(229)	229	229	—	229
Home equity lines of credit	262	271	611	450	436	174
Other consumer	98	(8)	257	255	369	271
Total consumer	360	263	868	705	805	445
Other	3,195	2,100	2,642	1,329	7,481	4,286
Total	$7,934	4,306	2,458	(1,643)	14,801	6,867

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